Exhibit 99.1

2 April 2024

Flutter Entertainment plc (the “Company”)

Director/PDMR Shareholding

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Dubuc-Kizilbash Family Trust DTD

2	Reason for the notification

a)	Position/status	Person Closely Associated with Nancy Dubuc, Independent Non-Executive Director, who is a grantor, beneficiary, and trustee of the Dubuc-Kizilbash Family Trust DTD

b)	Initial notification /Amendment	Initial Notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	Flutter Entertainment plc

b)	LEI	635400EG4YIJLJMZJ782

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Flutter Entertainment plc ordinary shares of EUR0.09 each (“Flutter Shares”) IE00BWT6H894

b)	Nature of the transaction	Purchase of Ordinary Shares

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		US$198.4713	377

d)	Aggregated information - Aggregated volume - Price	N/A - single transaction

e)	Date of the transaction	2024-03-28

f)	Place of the transaction	New York Stock Exchange

g)	Additional information	N/A